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                                                                   EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this combined Registration Statement of Spiros Development Corporation II, Inc. ("Spiros II") on Form S-1 and of Dura Pharmaceuticals, Inc. ("Dura") on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (collectively, the "Registration Statement") of our report dated January 20, 1997, relating to the consolidated financial statements of Dura, incorporated by reference in the Annual Report on Form 10-K of Dura for the year ended December 31, 1996.

     We also consent to the incorporation by reference in this Registration Statement of our report dated March 21, 1997 (November 6, 1997 as to Note 7), relating to the financial statements of Spiros Development Corporation (a development stage enterprise) as of December 31, 1995 and 1996 and for the periods then ended appearing in the Current Report of Dura on Form 8-K filed on October 10, 1997, as amended. We also consent to the incorporation by reference in this Registration Statement of our report dated October 9, 1997, relating to the balance sheet of Spiros II (a development stage enterprise) as of September 30, 1997.

     We also consent to the references to us under the heading "Experts" in the Prospectus, which is part of the combined Registration Statement No. 333-37673/37673-01 of Spiros II on Form S-1 and Dura on Form S-3, incorporated by reference in this Registration Statement.


DELOITTE & TOUCHE LLP


San Diego, California
December 16, 1997